UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 28, 2005

INTERNATIONAL AMERICAN TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-50912

Nevada	88-0225318
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX	77565-3077
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 334-9479

TABLE OF CONTENTS

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSET	3
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	15
SIGNATURES

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS Back to Table of Contents

Description of Business of Acquired Asset

Some of the statements contained in this current report of International American Technologies Inc., (hereinafter the "Company", "IMTG", "We" or the "Registrant"  discuss future expectations, contain projections of our operations or financial condition or state other forward-looking information. On February 28, 2005, the Registrant entered into a Stock Purchase Agreement (the "Agreement") to acquire 51% of the capital stock of Hammonds Technical Services, Inc., a privately owned Texas corporation ("Hammonds") in consideration for the Registrant or its parent, American International Industries, Inc., providing: (i) $1,000,000 in cash to Hammonds for working capital; (ii) a secured revolving long-term line of credit in the amount of $2,000,000; and (iii) the parent, American International Industries, Inc., shall issue 145,000 restricted shares of common stock to the Registrant in consideration for a $1,450,000 promissory note. These shares will be exchanged for two minority equity interests in Hammonds owned by third parties, which minority interest will be canceled. Pursuant to the Agreement, which closed on April 28, 2005, Hammonds became a subsidiary of the Registrant.

Forward-Looking Statements and Associated Risks

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this current report on Form 8-K that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend," "foresee," or other similar expressions) are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or operations. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. For a more detailed discussion of the foregoing risks and uncertainties, see "Risk Factors".

Corporate Information

All of our reports and filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are made available, free of charge, through the SEC website located at http://www.sec.com, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports on Form 8-K, and any amendments to these reports. These reports are available through that website as soon as reasonably practicable after we electronically file with, or furnish such material to the SEC. In addition, the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room and the SEC's Internet website by calling the SEC at 1-800-SEC-0330.

General Background of Hammonds

Hammonds Technical Services and Hammonds Fuel Additives (collectively "Hammonds") manufacturers engineered products and chemicals that serve multiple segments of the fuels distribution, water treatment and utility vehicle industries. Hammonds products are marketed by a worldwide network of distributors, manufacturers representatives and original equipment manufacturers. Hammonds was founded in 1982 by Carl Hammonds and provides the following diverse products and services:

The treatment of municipal and industrial water is a growing industry in the U.S., as the demand for clean water grows. Hammonds' proprietary solid disinfection technology provides a major alternative to gaseous chlorine used in every phase of water treatment. Hammonds believes that the areas of drinking water, food processing and industrial waste treatment present a significant growth potential for Hammonds' water treatment technology. Hammonds plans to distribute 1.2 million pounds of calcium hypochlorite for municipal disinfection through its distribution network in 2005.

Hammonds designs and manufactures fluid handling equipment. Hammonds fluid powered additive systems permit the use of a single battlefield fuel by supplying both distribution and tactical additive injectors to all branches of the United States military. Hammonds intends to continue to provide additive injection systems to the military through sole source equipment long-term contracts. Hammonds manufactures truck mounted injectors with custom blending at the end of the hose for jet fuel and other products such as diesel, LPGN (propane), home heating oil, and bio-diesel. In January 2005, Hammonds began a long-term project to install dye injection systems in over eight hundred Canadian and U.S. stationary and truck mounted diesel delivery injectors.

Hammonds fuel additive division produces and markets motor and aviation fuel additives with Biobor® JF as its primary product serving the aviation, stand-by power and marine fuel markets. While Biobor® JF is one of only two biocides approved for use in aviation fuels, it has also been tested and approved as a preservative for manufactured wood products such as engineered trusses, windows and sheet building materials. The expanding use of these manufactured wood products should provide a new expanded market for Biobor® JF since products such as arsenic have been removed from the list of approved wood preservatives.

In March 2005, Hammonds started production of an entirely new type of industrial utility vehicle called Omni Directional Vehicle ("ODV"). Hammonds believes that ODV utility vehicle will establish a new standard for industrial utility vehicles based on vehicle safety and performance. Hammonds believes that the patented new design can be utilized in connection with forklifts, freight terminal tractors, security vehicles, industrial highway mowers and a full range of aviation ground handling vehicles. Hammonds has produced several prototypes of its new ODV product at its plant in Houston, Texas. Hammonds intends to enter into license agreements with several major manufacturers to produce a range of vehicles based on its ODV patented technology.

Description of Hammonds Products and Services

Water Treatment Technology Systems

Tableted Calcium Hypochlorite Systems: Manufactured by Hammonds under several United States and foreign patents, Hammonds industrial and municipal tablet systems provide water disinfection for a wide range of potable and waste water applications. Hammonds pioneered engineered tablet systems and believes that it is well established in the markets for solid chemical disinfection.

Granulated and Powder Blenders: This equipment, for which Hammonds has several patents, is used to blend and inject a variety of hydroscopic materials into pressurized fluid lines. Hammonds believes that this equipment offers competitive features related to its packaging system, removal of environmental contamination, personnel safety, preservation of product quality and accurate feed rates. Hammonds dry products blender equipment can primarily be used in municipal and industrial waste water treatments, food processing, refining and paper manufacture.

Hydrostatic Test Equipment: Hammonds manufactures a variety of test and service equipment used in manufacturing and servicing pipelines, distribution systems and process equipment. This equipment is distributed through municipal water equipment distributors and the rental industry.

Hammonds also manufactures and markets a line of granulated and powder blenders under its U.S. patents, which equipment is used to blend and inject a variety hydroscopic materials into pressurized fluid lines. Hammonds dry products blenders are used in municipal and industrial waste water treatment, food processing, refining and paper manufacture.

Fuel Handling Equipment Systems

Fluid Powered Injectors: Hammonds injector systems are injection pumps that are driven and controlled by the flow of product. They utilize a fluid driven motor that furnishes both power and control to the injector. Requiring no external power, these injectors provide accurate proportionate-to-flow injection of up to eight different additives, separately or simultaneously. With primary applications in fuel distribution, Hammonds fluid powered injectors are chosen for aviation fuels for application in fuel system icing inhibitors, corrosion inhibitors, conductivity and thermal stability additives.

"Smart" Electronic Injectors: This technology combines fluid powered technology with electronic process controls for use in data analysis and performance verification of Hammonds fuel handling systems. Introduced to the aviation industry by Hammonds, these innovative systems have given Hammonds a strong market position and Hammonds expects to maintain this competitive position in this growing market.

Hypodermic Pump: Hammonds believes that this new technology will play a dominant role in a wide range of chemical metering applications. Hammonds believes that this is the first entirely new fluid handling technology introduced in over twenty-five years. Its hypodermic pump is expected to contribute increasing revenues to Hammonds' line of fluid handling products.

In-Tank Vehicle Additive System: The In-Tank system automatically dispenses additives into vehicle tanks as they are filled with fuel. This system functions without power or controls while a variety of performance additives can be blended as the vehicle moves from fuel stop to fuel stop. Hammonds expects that higher energy costs and growing demand for alternative blended fuels will continue to increase demand for Hammonds proprietary technology.

LPGN and Natural Gas Blending: Hammonds has a line of injector systems that enable new chemicals to be added to ordinary LPGN and natural gas, which will replace acetylene as fuel in manufacturing processes. Consumers of high volumes of natural gas or acetylene gas are the  target markets for this line of injector systems.

Fuel Polishing: Hammonds distributes fuel handling systems designed to "polish" contaminated fuel in various vehicle tanks. Offered for rent and for sale, these units are distributed among industrial fuel and marine equipment dealers throughout the United States.

By virtue of Hammonds own introduction of data acquisition and transaction data trails, additive systems will continue to utilize the latest in solid state controls. Hammonds has developed and is commencing production of the second generation of injector systems and believes that these new additive systems should enable Hammonds to maintain our market position in a growing market for several years, into the next decade.

Additives for General Fuels and Commercial Aviation Fuels

Additives are the only means by which the performance of fuels can be enhanced. Higher levels of sophistication in aviation and ground based equipment will continue to demand additives that can expand performance. Hammonds supplies additives for aviation, diesel, gasoline, LPGN and natural gas powered vehicles and equipment.

Biobor® JF Fuel Biocide: In 1991, Hammonds purchased Biobor® JF, a fuel biocide approved for control of microbial growth in hydrocarbon fuels. Biobor® JF was developed by U.S. Borax in conjunction with major oil companies and the aviation industry as a means of controlling dangerous corrosion and contamination of aviation fuel as a result of hydrocarbon utilizing micro organisms. For over forty years, Biobor® JF has enjoyed the unique status as the only biocide approved for use in aviation fuels. Currently, only two manufactures are approved and Biobor® JF has continued to command the majority of the aviation market. Also widely used in diesel and heavy fuels of all grades, Biobor® JF is exclusively used by manufacturers such as Boeing, Dessault, Airbus, Lockheed, Cessna, Gulfstream, Learjet, General Dynamics, Pratt & Whitney, Rolls Royce, GE, Cummins, General Motors, Ford, Caterpillar, Mercedes Benz and John Deere.

Performance Additives: Hammonds sells performance additives including detergents, pourpoint depressants, cetane improvers, lubricity agents and fuel system icing inhibitors. These products are purchased in bulk from manufacturers such as Shell and Union Carbide and are carefully selected to provide a well rounded family of products that compliment the commercial and marine industry, aviation, railroad and off-road equipment market. All such products have trademarked names owned by Hammonds.

Fuel Quality Materials: Hammonds offers fuel test kits and materials used in quality control, filter media, water absorption materials and related accessories utilized extensively by aviation, off-road, commercial transportation, marine and railroad industries.

Omni Directional Vehicles

Hammonds Omni Directional Vehicle or ODV is based on a round chassis that is driven by two individually powered wheels located at the center axis of the circle. Caster wheels either in the rear of the vehicle at a fixed point, or on a transport tool carriage that moves about the circumference of the chassis balances the vehicle and allows it to move in any radial direction from a given point regardless of the position of the "front" of the vehicle. Since it is possible to rotate a full 360 degrees without moving off its original position, it can change direction by simply rotating to the desired direction, and then begin moving forward or in reverse.

Working in conjunction with the ODV's ability to move precisely in any direction, a radial hitch moves freely about the entire circumference of the vehicle. The radial hitch provides a connection point to which a wide range of implements and tools can be attached including tow bars for aircraft, plows and buckets for materials excavation, forks for materials handling and accessories such as rotary broom, sweepers, vacuums and spreaders.

Hammonds believes that its newly-developed ODV has created an entirely new class of industrial vehicle presenting it with an opportunity to reshape the way multiple industries move equipment and materials.

The ODV utilizes the most current closed loop hydrostatic technology. Integral dynamic and parking brakes, dual speed wheel motors and digitally controlled pumps utilize sophisticated controls that offer engineering a wide range of options in delivering features to the customer. Electric power will play a dominant role in future propulsion of industrial vehicles and Hammonds' ODV lends itself ideally to electric power. With plans to provide munitions loaders for the Joint Strike Force aircraft as well as current aircraft in the U.S. inventory, Hammonds believes that the level of sophistication will grow in order to meet the precise handling requirements of this equipment.

Markets Hammonds Operates In

Water Treatment Market

Demand for Clean Water. It is estimated that about three percent of the world's water is fresh water, of which most is ice and snow. It is further estimated that approximately 0.6 percent of all the world's water is used by humans for various purposes, including agricultural uses. Only some of this water can be used again, after purification treatment. About 70 percent of all fresh water is used for irrigation, and most of this cannot be recycled. In the U.S. about 30 percent of all irrigation water is groundwater pumped from the High Plains aquifer. Approximately twenty percent of the fresh water goes to industrial uses, leaving only about ten percent for domestic drinking, cooking, and sanitation.

Accordingly, the purification and treatment of municipal drinking water and wastewater is a worldwide concern. The water treatment market is highly fragmented, consisting of many companies involved in various capacities, including companies that design fully integrated systems for processing millions of gallons of water for municipal, industrial, and commercial applications. Demand for water treatment has continued to grow due to economic expansion, population growth, scarcity of usable potable water, concerns about water quality and regulatory requirements. Drinking water, regardless of its source, may contain contaminants that can affect the health of consumers.

Although municipal agencies and water utilities in the United States are required to provide drinking water which complies with the U.S. Safe Drinking Water Act, the water supplied to homes and businesses from municipalities and utilities may contain high levels of bacteria, toxins and parasites, as well as high levels of chlorine used to eliminate contaminants. The importance of effective water treatment is critical from a health concerns standpoint due to the fact that impure water can impair consumers' confidence in food products, and discharge violations can result in significant fines and penalties from regulatory agencies.

Existing Water Treatment Systems. In a typical water treatment facility, the first step adds to the raw incoming water a substance which causes tiny, sticky particles (called "floc") to form - these attract dirt and other particles suspended in the water. This process of coagulation results in the heavy particles of dirt and floc clumping together and falling to the bottom. These heavier particles form sediment which is siphoned off, leaving the clearer water, which passes on to filtration. The most common filtration method is known as "slow sand" or sand-anthracite, in which the water flows into large shallow beds and passes down through layers of sand, gravel and charcoal. The final process is disinfection, which is intended to kill bacteria or other microorganisms left in the water and leave a residual to keep the water safe through the delivery pipes to the customer. Chlorine is the most commonly employed disinfectant, although chloramine, ozone, and ultraviolet (UV) are also used. Hammonds manufactures under several U.S. and foreign patents tableted calcium hypochlorite systems which provide water disinfection for a wide range of potable and waste water applications. Today's trend in water treatment filtration, due to the higher demands for water and the reduction in clean or relatively clean source waters, is to clarify and heavily filter all municipal water supplies. The smaller municipalities will also be required to meet the added water quality goals of the larger systems and will require the infrastructure to do so. Smaller municipalities ordinarily do not have the technical or financial resources required to design build and operate systems that will meet the new water quality criteria.

Fuel Handling Equipment Market

Hammonds manufactures a wide variety of fluid injector systems which are injection pumps that are driven and controlled by the flow of product. They utilize a fluid driven motor that furnishes both power and control to the injector. Requiring no external power, these injectors provide accurate proportionate-to-flow injection of up to eight different additives, separately or simultaneously. With primary applications in fuel distribution, Hammonds fluid powered injectors marketed to the general aviation industry and the U.S. military for application in fuel system icing inhibitors, corrosion inhibitors, conductivity and thermal stability additives. Hammonds fuel handling equipment provides this market with an advanced means of blendings additives and chemicals.

Fuel Additives Market

Fuel additives are the only means by which the performance of fuels can be enhanced. Hammonds believes that higher levels of demand by the aviation and ground based equipment industry will continue to grow, with increased levels of performance from fuel additives. Hammonds manufactures and/or markets additives for aviation, diesel, gasoline, LPGN and natural gas powered vehicles and equipment. Governments worldwide are legislating specifications regarding the fuel itself and engine design. Today's advanced fuel engines are far cleaner than the engines of prior decades. Unfortunately, even today's engines are not clean enough to meet current stricter air pollution regulations. Diesel fuel engines can become ultra-clean. Meeting the environmental challenges will require extensive research on clean-fuel technology. Research in this area is currently being sponsored by government agencies, major engine companies, truck and plane manufacturers, automobile makers, catalyst producers and, for fuels, oil refining companies and their technology suppliers. Large Fortune 500 companies, as well as small, emerging technology companies are investing hundreds of millions of dollars in research and development worldwide on clean-fuel technologies.

Hammonds manufactures its Biobor® JF fuel additive to the general and military aviation industries as a means of controlling dangerous corrosion and contamination of aviation fuel as a result of hydrocarbon utilizing micro organisms. Biobor® JF is one of only two biocides approved for use in aviation fuels. Currently, only two manufactures are approved and Biobor® JF has continued to command the majority of the aviation market. Also widely used in diesel and heavy fuels of all grades, Biobor® JF is used by manufacturers such as Boeing, Dessault, Airbus, Lockheed, Cessna, Gulfstream, Learjet, General Dynamics, Pratt & Whitney, Rolls Royce, GE, Cummins, General Motors, Ford, Caterpillar, Mercedes Benz and John Deere.

Hammonds also markets performance additives including detergents, pourpoint depressants, cetane improvers, lubricity agents and fuel system icing inhibitors. These products are purchased in bulk from manufacturers such as Shell and Union Carbide and are carefully selected to provide a well rounded family of products that compliment the commercial and marine industry, aviation, railroad and off-road equipment market. All such products have trademarked names owned by Hammonds. Hammonds offers fuel test kits and materials used in quality control, filter media, water absorption materials and related accessories utilized extensively by aviation, off-road, commercial transportation, marine and railroad industries.

Industrial Utility Vehicle Market

Aviation: It is estimated that the aviation industry will require approximately 100,000 ground support vehicles during the next five years. Hammonds believes that the aviation  industry is undergoing electrification and expansion into regional jet service in addition to now facing a depleted and worn fleet as a result of world political and economical conditions over the past three years.

Fork lifts: This fundamental industrial tool represents the largest segment of industrial vehicle demand with an annual production of of more than 160,000 units during the past year. Hammonds believes that the technology and advanced engineering features of its ODV will represent an advance in the fork lift industry.

Utility Tractors: Skid steer utility vehicles used for earth and snow handling compose an annual unit production of over 16,000 units. A large percentage of these tractors are used for snow management as well as general excavation and bulk material handling, and the ODV will be marketed to this industry.

Freight Trailer "Mules": Modified tractors are used to move trailers at major terminals as they are loaded for transport. Two major manufacturers dominate this market delivering approximately 3,000 units per year. Hammonds believes that it will be able to successfully compete for this market.

Security/Law Enforcement: National security has generated a unique opportunity for the ODV since it can provide high visibility and radial vision in a very limited space. Requirements at airports, port, bridges and other high risk locations are demanding now methods of patrol and observation.

Each of the  major classifications of equipment can be segmented into several categories. A fundamental benefit of the ODV is the diversity of the markets and industries it is capable of serving. In each segment of each major classification, there an distinct market boundaries providing a broad base of opportunity for the product.

Hammonds Business Strategy

Since its inception, Hammonds strategy has been to grow as a provider of new technology.  Hammonds seeks to continue to expand its scope as a leader in serving the fuels, water treatment and utility vehicle industries. It also believes that it will experience growth in sales of water treatment products, the addition of new pumping and dispensing technologies,  and expansion of fuel additive applications and production. With its development of the Omni Directional Vehicle, Hammonds will continue to be a growing company with products and services for multiple markets, sectors and industries.

Hammonds believes that future growth and profitability are attainable through careful management of corporate assets including:

• Diverse background in design, manufacturing and sales of materials handling equipment;
• Leadership in aviation fuels treatment for both commercial and military uses;
• Strong marketing alliances with major industries and organizations including Arch Chemical, CSX Railroad, Exxon/Mobil, BP Aviation, Chevron(Texaco), Tomco, KopCoat, U.S. Army, U.S. Air Force, Defense Energy Supply and Lockheed Martin;
• Introduction of the ODV, providing unlimited growth potential;
• Extensive network of distributors and original equipment manufacturers;
• Patented, proprietary technology in markets with high growth potential; and
• High profile visibility with broad based industries such as aviation, petroleum distribution, water treatment and utility vehicles.

Competition

The markets in which we operate are highly competitive. We compete in several of our products and services against many companies in fragmented, highly competitive markets and we have fewer resources than some of those companies. Our business competes in the areas of water treatment technology, fuel handling equipment, fuel additives and industrial utility vehicles principally on the basis of the following factors: product quality and specifications (water treatment technology and fuel additives); customized design and technical qualifications (fuel handling equipment and industrial utility vehicles); reputation, technical expertise and reliable service (fuel additives and fuel handling equipment). Competitive pressure and other factors could cause us additional difficulties in acquiring market share or could result in decreases in prices, either of which could have a material adverse effect on our financial position and results of operations.

Hammonds faces competition in the water treatment technology market from competitors offering similar equipment. Hammonds technology competes mainly against methodologies that continue to evolve as environmental and economic issues force the water treatment industry to continuously seek new and more effective ways to purify a diminishing supply of usable water. Hammonds holds multiple patents marketable in a variety of current and emerging disinfection methods including solid tablet, granular and liquid chlorine. Hammonds main competitors are PPG Industries and Arch Chemical, both of which companies market a packaged water treatment system.

Among our competitors are some of the world's largest chemical and water treatment companies and major integrated companies that have their own raw material resources. Hammonds will compete with numerous well-established water treatment providers, fuel additive and chemical products companies, fuel handling equipment companies and industrial vehicle manufacturing and marketing companies, many of which possess substantially greater experience, financial, marketing, personnel and other resources than Hammonds.  develop new products meeting with customer approval.

Hammonds believes that it is one of the only fuel handling equipment manufacturers offering with new proprietary designs. Other providers, Hammonds believes, sell new versions of systems based upon designs that are from thirty and forty years old. Price is a powerful incentive in this industry, however, and performance with low installation costs will continue to drive customer demands. Hammonds believes that Gammon Technical Services and Lubrizol are its main competitors in its fuel handling equipment business. There are a number of small competitors that use non-proprietary technology. Hammonds fuel handling products are focused on unique market segments. Hammonds believes that its injectors are most successful in markets where electrical power and or metering equipment is not available. Hammonds has been a sole-source vendor for the United States Air Force and Army since 1985.

In the fuel additive market, Hammonds developed additive blending, introducing a fluid powered system that has been widely accepted in military and general aviation. The U.S. military has accepted the Hammonds' injectors as its "sole source" for rapid deployment combat and terminal pipeline injection. This has provided Hammonds with contracts for these products when other equipment manufacturer can not meet the specifications.

Biobor®JF is a fuel biocide marketed to the aviation, off-road vehicle and stand-by power generation industries and is registered by the United States Environmental Protection Agency as a fuel biocide. (EPA 65217-1). Biobor® JF is one of only two biocides approved for use in aviation jet fuel. Competition for the jet fuel market is limited to Kathon FP, a product of Rohm and Haas. Kathon FP is not approved for use in some parts of the United States. Biobor®JF has no geographical limitations and is used throughout the world as a primary choice by operators of turbine fuel aircraft. There are a host of other manufacturers producing fuel biocides for diesel and other hydrocarbon based fuels, with Angus Chemical being one of the largest.

Hammonds' Biobor® JF fuel biocide is approved for control of microbial growth in hydrocarbon fuels. The Biobor® JF product, a fuel additive, is widely recognized as a standard for control of fuel born microbial growth and has been widely accepted in the aviation, marine and power generation industries. Hammonds has established a very competitive position with this product, selling to such major customers as Boeing, Dessault, Airbus, Lockheed, Cessna, Gulfstream, Lear Jet, General Dynamics, Pratt & Whitney, Rolls Royce, GE, Cummins, General Motors, Ford, Caterpillar, Mercedez Benz and John Deere. Hammonds does not believe that any other product is as accepted in the market as its Biobor® JR. While Biobor® JF is one of only two biocides approved for use in aviation fuels, it has also been tested and approved as a preservative for manufactured wood products such as engineered trusses, windows and sheet building materials. The expanding use of these manufactured wood products should provide a new expanded market for Biobor® JF since products such as arsenic have been removed from the list of approved wood preservatives. Hammonds believes that it enjoyes strong market position in the aviation fuel additive market. Several other competitors have entered this market with limited success. There is considerable competition in the field of fuel biocides.

The aviation industry has begun to move from engine driven to electric powered equipment. Rechargeable battery powered vehicles promise more efficiency, less maintenance and cleaner air. A majority of new equipment in the aviation industry is based on electric power. Airlines are eagerly seeking new products and ideas. Competition is significant because much of the competitors' equipment is virtually similar. However, Hammonds believes that its ODV has better features and can move faster, safer, smoother and with far less stress on man and machine and will be able to compete effectively.

Many of our competitors have achieved significant national brand name and product recognition and engage in extensive promotional programs. Moreover, certain of our products and services use technology that is widely available. Accordingly, barriers to entry, apart from capital availability, are low in certain product segments of our business, and the entrance of new competitors into the industry may reduce our ability to capture improving profit margins in circumstances where capacity utilization in the industry is increasing. Hammond's ability to compete successfully will depend on our success at penetrating each targeted market with our products and services, the acceptance of its product and our ability to license and develop new and improved products. There can be no assurance that Hammonds will be able to compete successfully, that its products will continue to meet with customer approval, that competitors will not develop and market products that are similar or superior to our products or that Hammonds will be able to successfully enhance its products or

Production Facilities

The Company has an approximate 60,000 square foot industrial facility in Conroe, TX that serves as its production, warehousing and distribution plant for its products as well as a territorial sales office. In addition, Hammonds maintains executive office facility in Harris County, Houston, TX. This facility has sufficient production capacity to meet the Company's anticipated needs for product for the foreseeable future.

Materials and Principal Suppliers

Hammonds additive systems are assembled using fabricated parts from Hammonds own facility and machined parts manufactured in our in-house machine shop. Light sheet metal working equipment will round out our need for fabrication capacity in early 2005. Hammonds performance additives, including detergents, pourpoint depressants, cetane improver, lubricity agents and fuel systems icing inhibitors, are produced by Hammonds from products that are purchased in bulk from manufacturers such as Shell and Union Carbide.

The ODV utilizes three main propulsion components: wheel drives, hydrostatic pumps and the engine or electric motor that powers the system. A broad range of manufacturers offer equipment of this type making sourcing of primary components selective and competitive.

Dependence on Major Customers

Hammonds does not depend on any major customer other than the U.S. military which is the major customer for Hammonds fuel additive products.

Patents, Trademarks And Licenses and Other Intellectual Property

Hammonds products are covered by various United States patents that are either granted and or pending. At present, Hammonds owns three patents covering various fuel additive blending applications. In addition, Hammonds owns six patents covering its water treatment technology. Its new Omni Directional Vehicle is covered by five patents related to design.

Employees

As of June 30, 2005, Hammonds had thirty-five full time employees. No employees are covered by a collective bargaining agreement. Hammonds management considers relations with its employees to be satisfactory.

Environmental Laws and Regulations

Hammonds needs to comply with the rules and regulations promulgated by the U.S. Environmental Protection Agency (EPA), pursuant to the Environmental Protection Act. The original EPA registration for Biobor® JF included extensive testing in order to establish any potential adverse effects on personnel or the environment. The use of certain chemicals and other substances is subject to extensive and frequently changing federal, state, provincial and local laws and substantial regulation under these laws by governmental agencies, including the EPA, the Occupational Health and Safety Administration, various state agencies and county and local authorities acting in conjunction with federal and state authorities. Among other things, these regulatory bodies impose requirements to control air, soil and water pollution, to protect against occupational exposure to chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous chemicals and substances. Hammonds provides all required label warnings and instructions for the handling of the fuel additive products. Hammonds believes that it is in substantial compliance with all laws and regulations governing its material business operations and has obtained all required licenses and permits for the operation of its business. There can be no assurance that Hammonds in the future will be able to comply with, or continue to comply with, current or future government regulations in every jurisdiction in which it will conduct its material business operations without substantial cost or interruption of its operations, or that any present or future federal, state, provincial or local environmental protection regulations may not restrict Hammonds' present and possible future activities. In the event that Hammonds is unable to comply with such requirements, Hammonds could be subject to substantial sanctions, including restrictions on its business operations, monetary liability and criminal sanctions, any of which could have a material adverse effect upon Hammond's business.

Risk Factors

Investing in our common stock will provide an investor with an equity ownership interest. Shareholders will be subject to risks inherent in our business. The performance of our shares will reflect the performance of our business relative to, among other things, general economic and industry conditions, market conditions and competition. The value of the investment may increase or decrease and could result in a loss. An investor should carefully consider the following factors as well as other information contained in this current report on Form 8-K.

This current report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including the risk factors described below and the other factors described elsewhere in this Form 8-K.

RISK FACTORS RELATED TO OUR BUSINESS

Dependence Upon Affiliate for Funding
The Registrant completed the acquisition of 51% of Hammonds on April 28, 2005. In order to successfully grow Hammonds business and meet Hammonds plans to increase its market share for its products and services, the Registrant is dependent upon the funding from its parent, American International Industries, Inc. (OTCBB:AMIN) and the parent's ability to arrange a revolving credit line for Hammonds. We may need additional financing in order to complete development of the Hammonds' ODV and expand Hammonds products and services in water treatment technology systems, fuel handling equipment systems, additives for general fuels and commercial aviation fuels. There can be no assurance that additional financing will be available at terms and conditions acceptable to the Registrant.

We may experience adverse impacts on our results of operations as a result of adopting new accounting standards or interpretations.
Our implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect our operating results or cause unanticipated fluctuations in our operating results in future periods. For example, we will be required by the Sarbanes-Oxley Act of 2002 to begin filing an annual report on the effectiveness of our internal controls. Although we believe our internal controls are operating effectively, and we have committed internal resources to ensure compliance, we cannot guarantee that we will not have any material weaknesses as reported by our auditors and such determination could materially adversely affect our business.

Competition
While we believe that we are competitive and have established presence in our water treatment technology systems, fuel handling equipment systems, additives for general fuels and commercial aviation fuels business sectors, we may face significant competition in our efforts to market and sell our new ODV. Further we could face competition from our customers, if they determine to produce and use the products we presently sell in our water treatment technology systems, fuel handling equipment systems, additives for general fuels and commercial aviation fuels business sectors. Many of our customers are well-established and possess far greater financial, technical, human and other resources than does the Registrant.

We will compete against many companies in fragmented, highly competitive markets and we have fewer resources than some of those companies. Our business sectors compete principally on the basis of the following factors: product quality and specifications (water treatment technology and fuel additives); customized design and technical qualifications (fuel handling equipment and industrial utility vehicles); reputation, technical expertise and reliable service (fuel additives and fuel handling equipment). Competitive pressures, including those described above, and other factors could cause us additional difficulties in acquiring market share or could result in decreases in prices, either of which could have a material adverse effect on our financial position and results of operations. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit.

Development efforts for our new ODV product line are dependent upon factors outside of our control, and upon successful completion of development and market acceptance
We have devoted significant financial and other resources to the development of our new Omni Directional Vehicle (ODV). We are dependent upon the ability of the third party manufacturers and subcontractors of the ODV components and complete units and for them to to successfully complete manufacturing of the units in a timely manner, with the features that are required, in order for us to be able to commercially exploit our development. Hammonds believes that the patented new design can be utilized in connection with forklifts, freight terminal tractors, security vehicles, industrial highway mowers and a full range of aviation ground handling vehicles. Hammonds has produced several prototypes of its new ODV product at its plant in Houston, Texas and intends to enter into license agreements with several major manufacturers to produce a range of vehicles based on its ODV patented technology. There can be no assurance that Hammonds will be able to successfully enter into license agreements for the ODV or that any license agreements will be at terms and conditions satisfactory to us.

In each of the target markets for Hammonds ODV we will  face competition from older and more entrenched companies and will be dependent on gaining market approval for our new ODV technology. We must compete for the present market for traditional forklifts, freight terminal tractors, security vehicles, industrial highway mowers and a full range of aviation ground handling vehicles and gain market acceptance for our uniquely designed ODV. If we are successful in generating demand for our ODV, we will be dependent upon third party manufacturers to produce on a timely basis and with quality the components to complete the ODVs.

We rely heavily on commodities in the manufacturing of our equipment and price fluctuations can have a material and adverse affect on the cost structure of our business
We are exposed to fluctuations in market prices for various commodities in the production of our fuel additive and water treatment products. The rising price of steel also can have an impact on the cost of production of our ODV. At this time, we are unable to predict the potential impact of future increases in commodity costs on the cost of our products, or our ability, if any, to increase the selling price of our products to cover such costs. We have not established arrangements to hedge commodity prices and, where possible, to limit near-term exposure to fluctuations in raw material prices. As a result, the cost to manufacture our products may rise at a time when we are unable to increase the selling price of such products.

Our business is subject to environmental regulations; failure to comply could result in substantial penalties
We are regulated by various national and local environmental laws governing our use of substances and control of emissions in all our operations. Compliance with these laws could have a material impact on our capital expenditures, earnings, or competitive position. Our failure or inability to comply with the applicable laws and regulations could result in monetary or other penalties, resulting in unanticipated expenditures or restrictions on our ability to operate.

We will be dependent on third-party distributors for our ODV sales, which could reduce our ability to gain marketplace acceptance
We are attempting to build the Hammonds ODV brand through direct sales, distribution networks and major supply agreements with other companies. Distributors may elect to carry inventories of our ODV or elect to make special orders with components and features based upon various customer requirements.  This could result in continued adjustment to inventories based on their assessments of future needs. Such adjustments can impact our results either positively or negatively.

A disruption or termination of our relationships with certain suppliers could have a material adverse effect on our operations
Certain of the components included in our products including our fuel handling equipment, our fluid injector systems and our new ODV equipment are obtained from a limited number of suppliers. Disruption or termination of supplier relationships could have a material adverse effect on our operations. We believe that alternative sources could be obtained, if necessary, but the inability to obtain sufficient quantities of the components or the need to develop alternative sources, if and as required in the future, could result in delays or reductions in product shipments which in turn may have an adverse effect on our operating results and customer relationships.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements
To prepare financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

- contract costs and profits and revenue recognition;
- provisions for uncollectible receivables and recoveries of costs from subcontractors, vendors and others;
- provisions for income taxes and related valuation allowances;
- recoverability of other intangibles and related estimated lives;
- accruals for estimated liabilities;
- timing of the introduction of new products and services and market acceptance of the same

We are subject to the risks associated with being a government contractor
We are a provider of services to governmental agencies, including municipal water agencies, waste treatment, and our fuel additive and injector services for the U.S. military. We are therefore exposed to risks associated with government contracting, including reductions in government spending, canceled or delayed appropriations specific to our contracts or projects, heightened competition and modified or terminated contracts. Legislatures typically appropriate funds for a given program on a year-by-year basis, even though contract performance may take more than one year and are not always guaranteed. As a result, at the beginning of a contract or project, the related contract or project may be only partially funded, and additional funding is normally committed only as appropriations are made in each subsequent year. These appropriations, and the timing of payment of appropriated amounts, may be influenced by, among other things, the state of the economy, competing priorities, curtailments in the use of government contracting firms, budget constraints, the timing and amount of tax receipts and the overall level of government expenditures.

Our dependence on one or a few customers could adversely affect us
Hammonds has been dependent upon its ability to market its products and services to major industrial and governmental agencies such as Arch Chemical, CSX Railroad, Exxon/Mobil, BP Aviation, Chevron/Texaco, Tomco, KopCoat, U.S. Army, U.S. Air Force, Defense Energy Supply and Lockheed Martin. If any of these major industrial or governmental agencies terminated its relationship with Hammonds, whether as the result of technological advances by competitors, or otherwise, the business operations and financial condition of the Registrant could be adversely effected.

Our failure to attract and retain qualified personnel, including key officers, could have an adverse effect on us
Our ability to attract and retain qualified engineers, and other professional personnel in accordance with our needs is an important factor in determining our future success. The market for these professionals is competitive, and there can be no assurance that we will be successful in our efforts to attract and retain needed professionals. In addition, our ability to be successful depends in part on our ability to attract and retain skilled laborers in our businesses. Demand for these workers can at times be high and the supply extremely limited. Our success is also highly dependent upon the continued services of our key officer, Carl Hammonds and the loss of Mr. Hammonds could adversely effect us. We have no "key" man insurance on the life of Mr. Hammonds.

Risk inherent in establishing a new market
There can be no assurance that we will be successful in marketing our ODV, which is a new technology aimed at a highly competitive industry for industrial utility vehicles.  The market for new products can be very difficult to establish. There are competitors with long established products, accepted technology and superior financial resources for marketing. If the market for the ODV takes longer to develop than anticipated, this would have an adverse affect on revenues and potential profitability. We believe the ODV represents an important innovation in industrial utility vehicles. We cannot ensure our targeted customers will purchase any units. If the market develops more slowly than anticipated we may require additional financing and no assurances can be made that additional funding will be available.

We may need additional capital to fund our operations
Our cash reserves may not be adequate to cover our costs of operations. We expect to fund our general operations and marketing activities for fiscal 2005 with our current cash reserves and the funding provided or arranged for us by our corporate parent. However, unexpected expenses or increases in costs may arise. There is no assurance we can raise the additional capital if needed. If additional funds are required we may be required to sell our securities or seek debt financing, but there can be no assurance that such financing will be at terms satisfactory to us.

Potential risks associated with rapid technological changes
Rapid technological changes could adversely affect our business. The market for our products and technology in particular is characterized by rapid changes. Evolving industry standards and changing customer needs gives rise to a very competitive marketplace for new technology. If we are unable to meet or stay ahead of new technologies being developed and to changes in industry standards, our business could be adversely affected.

Changes in technology, competitively imposed process standards and regulatory requirements influence the demand for many of our products and services. To grow and remain competitive, we need to anticipate changes in technological and regulatory standards. We need to introduce new and enhanced products on a timely basis. We may not achieve these goals and some of our products may become obsolete. New products often face lack of market acceptance, development delays or operational failure. Stricter governmental regulations also may affect acceptance of new products. Our various patents may not provide substantial protection from competition or be of commercial benefit to us. We may not be able to enforce our rights under trademarks or patents against third parties. Some international jurisdictions may not protect these kinds of rights to the same extent that they are protected under U.S. law. If a third party successfully challenges our trademarks or patents, it may affect our competitive and financial position.

Environmental factors and changes in laws and regulations could increase our costs and liabilities and affect the demand for our products and services.
In addition to the environmental risks described above relating to our water treatment business, our operations are subject to environmental laws and regulations, including those concerning:
- emissions into the air;
- discharges into waterways;
- health and safety.

Environmental laws and regulations generally impose limitations and standards for regulated materials and require us to obtain a permit and comply with various other requirements
The improper characterization, handling, or disposal of regulated materials or any other failure to comply with federal, state and local environmental laws and regulations or associated environmental permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory or remedial obligations, or the issuance of injunctions that could restrict or prevent our ability to perform.

The environmental health and safety laws and regulations to which we are subject are constantly changing, and it is impossible to predict the effect of any future changes to these laws and regulations on us. We do not yet know the full extent, if any, of environmental liabilities associated with many of our contracts or projects. We cannot assure that our operations will continue to comply with future laws and regulations will not significantly adversely affect us.

The level of enforcement of these laws and regulations also affects the demand for many of our services. Proposed changes in regulations and the perception that enforcement of current environmental laws has been reduced has decreased the demand for some services, as customers have anticipated and adjusted to the potential changes. Future changes could result in increased or decreased demand for some of our services. The ultimate impact of the proposed changes will depend upon a number of factors, including the overall strength of the economy and customers' views on the cost-effectiveness of remedies available under the changed regulations. If proposed or enacted changes materially reduce demand for our environmental services, our results of operations could be adversely affected.

Dependent upon our ability to manage our growth.
Hammonds anticipates rapid growth in the future if its marketing efforts especially for its new ODV are successful. In such event it will require effective management and resources. This growth, if achieved, will place significant strains on the Company's financial, managerial and other resources. Failure to effectively manage growth could have a materially adverse effect on the Company's business and profitability.

Limited patent and proprietary information protection
Hammonds believes that its patents for its various products and systems, including the new ODV, and the proprietary processes used in production of its products and equipment systems, does not infringe on the patents and proprietary rights of others. In the event that Hammonds' products infringe the patent or proprietary rights of others, we may be required to modify our process or obtain a license. There can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do so would have a material adverse effect on the Company's business. In addition, there can be no assurance that the Company will have the financial or other resources necessary to prosecute or defend a patent infringement or proprietary rights action. Moreover, if any of the Company's products infringe patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company. Hammonds relies on its own patents and proprietary know-how and confidential information and employs various methods to protect the processes, concepts, ideas and documentation associated with its proprietary rights. However, such patents and methods may not afford complete protection and there can be no assurance that others will not independently develop such processes, concepts, ideas and documentation or otherwise challenge the Company's patents. Although the Company requires all of its employees to sign non-disclosure, non-competition and inventions agreements, there can be no assurance that such agreements will be enforceable or will provide meaningful protection to the Company. There can be no assurance that the Company will be able to adequately protect its patents and trade secrets or that other companies will not acquire information that the Company considers proprietary. Moreover, there can be no assurance that other companies will not independently develop know-how comparable to or superior to that of the Company.

RISK FACTORS RELATED TO MARKET OF OUR COMMON STOCK

Market prices of our equity securities can fluctuate significantly
The market prices of our common stock may change significantly in response to various factors and events beyond our control, including the following:
- the other risk factors described in this Form 8-K/A,
- changing demand for our products and services and ability to develop and generate sufficient revenues;
- a shortfall in operating revenue or net income from that estimated by us;
- general conditions in markets we operate in;
- general conditions in the securities markets;
- issuance of a significant number of shares, whether for compensation under employee stock options, conversion of debt, potential acquisitions or otherwise.

There is no Active Trading Market for our Common Stock
Our common stock is subject to quotation on the pink sheets. There has only been very limited trading activity in our common stock. There can be no assurance that a more active trading market will commence in our securities as a result of our becoming an operating company with the acquisition of Hammonds. Further, in the event that an active trading market commences, there can be no assurance as to the level of any market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

State Blue Sky Registration; Potential Limitations on Resale of our Securities
The class of common stock registered under the Exchange Act has not been registered for resale under the Act or the "blue sky" laws of any state. The holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

It is the intention of the management to seek coverage and publication of information regarding the Company in an accepted publication which permits a manual exemption. This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Dividends Unlikely
We do not expect to pay dividends for the foreseeable future. The payment of dividends, if any, will be contingent upon our future revenues and earnings, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is our intention to retain all earnings for use in the business operations of Hammonds and accordingly, we do not anticipate that the Company will declare any dividends in the foreseeable future.

Possible Issuance of Additional Securities
Our Articles of Incorporation authorize the issuance of 195,000,000 shares of common stock, par value $0.0001 and 5,000,000 shares of preferred stock, par value $0.0001. At the date of filing this Form 8-K, we have 20,125,000 shares of common stock issued and no preferred shares issued. We may issue additional shares of common stock in connection with any future acquisitions of operating businesses or assets. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests in the Company. The issuance of additional shares of common stock may adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Compliance with Penny Stock Rules
Our securities will initially be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, since the price of our shares of common stock is less than $5. Unless our common stock is otherwise excluded from the definition of "penny stock," the penny stock rules apply with respect to that particular security. The penny stock rules require a broker-dealer prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could additionally limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

Shares eligible for future sale.
As of June 30, 2005, the Registrant had 20,125,000 shares of common stock issued and outstanding. 3,539,740 of such shares are freely tradable in the public market (except by affiliates of the Company) and 16,585,260 shares are "restricted" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions and/or market-maker transactions an amount equal to the greater of one (1%) percent of (a) the Company's issued and outstanding Common Stock or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company during the three months preceding the sale and who has satisfied a two-year holding period. However, all of the current shareholders of the Company owning 1% or more of the issued and outstanding Common Stock are subject to Rule 144 limitations on selling.

Management's Discussion and Results of Operations and Financial Conditions

The following discussion should be read in conjunction with our financial statements and the related notes appearing elsewhere in this report.  The following discussion contains forward-looking statements reflecting our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this report, particularly in the section entitled "Risk Factors" beginning on page 10 of this report.

Revenues

Gross revenues for the year ended December 31, 2004 were $4,681,316 compared to revenues of $5,116,210 during the year ended December 31, 2003. The decrease in revenue was principally a result of the economic conditions, which caused many companies to curtail their capital spending budgets.

Cost of Sales

Costs of sales for the year ended December 31, 2003 amounted to $3,192,205 or 68.19% of revenues as compared to $3,438,113 or 67.20% for the prior year. The decrease in dollar terms is primarily related to the decrease in revenues. Due to the decrease Hammonds was not able to purchase material in larger quantities which resulted in higher cost of goods sold.

General and administrative expenses

In 2004, general and administrative expenses totaled $1,871,495 or 39.97% of revenues compared to $1,941,662 or 37.95% of revenues. The decrease in general and administrative expenses is primarily related to Hammonds efforts to reduce G&A expenses during a period of lower revenues.

Operating Income (Loss)

Our operating loss increased from $263,565 in 2003 to $382,384 in 2004. This increase is mainly due to decreased revenues combined with stable production costs.

Other Income (Loss)

Other income (loss) is primarily related to interest expenses. Hammonds had interest payments of $129,870 in 2004 compared to $145,044 in 2003.

Net Income (Loss)

Hammonds incurred a net loss of $513,819 during the year ended December 31, 2004 compared with a net loss of $413,801 during the year ended December 31, 2003. The increase was the result of a downturn in the economy which effected capital spending for the water treatment industry and the war effort diverted funds which normally would have been for capital equipment spending from government.

Liquidity and Capital Resources

Cash used in operating activities for the 12-months ended December 31, 2004 was $24,436 compared to cash provided by operating activities of $143,755 in 2003. Hammonds received $45,057 from investing activities during 2004 compared to $13,896 cash used in 2003. During 2004 and 2003, Hammonds used $56,945 and $97,053, respectively, in financing activities consisting of repayments under credit agreements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS Back to Table of Contents

(a) Financial Statements

Historical Financial Statements of Business Acquired (Hammonds) for 2004 and 2003.

Unaudited Proforma Consolidated Financial Statements

Effective April 28, 2005, the Company acquired a 51% interest in Hammonds Technical Services, Inc. The acquisitions were accounted for using the purchase method of accounting.

The following unaudited proforma consolidated statements of operations for the four months ended April 30, 2005 and for the year ended December 31, 2004, assumes the acquisition of Hammonds had occurred on January 1, 2004 and include the historical unaudited consolidated statements of operations for the Registrant for the year ended December 31, 2004 and four months ended April 30, 2005, adjusted for the proforma effects of the acquisition.

The unaudited proforma consolidated statements are not necessarily indicative of the results of operations that would actually have occurred if the transactions had been consummated as of January 1, 2004. These statements should be read in conjunction with the historical financial statements and related notes thereto of the Registrant, in its annual report on Form 10-KSB and Hammonds financial statements included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ GARY D. WOERZ
President and Chief Financial Officer
    Date: July 6, 2005

Financial Statements of Business Acquired (Hammonds) Back to Table of Contents

R. E. Bassie & Co.
Certified Public Accountants
Back to Table of Contents
6671 Southwest Freeway, Suite 550
Houston, Texas 77074
Tel: (713) 272-8500 Fax: (713) 272-8515
E-Mail: Rebassie@aol.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc.:

We have audited the accompanying combined balance sheets of Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc. as of December 31, 2004 and 2003, and the related combined statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2004. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ R. E. Bassie & Co.

Houston, Texas

May 27, 2005

Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc.
Combined Balance Sheets Back to Table of Contents
December 31, 2004 and 2003

	2004	2003
Assets
Current assets:
Cash	$11,614	$47,938
Accounts receivable, less allowance for doubtful accounts of
$49,651 in 2004 and $21,044 in 2003	737,315	527,093
Inventories	825,980	782,298
Prepaid expenses and other current assets	17,997	4,801
Total current assets	1,592,906	1,362,130

Property and equipment, net of accumulated depreciation	455,599	488,035
Other assets
Intangible assets, net of accumulated amortization	173,350	194,334
Other	63,601	20,018
Total assets	$2,285,456	$2,064,517
Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$1,808,849	$1,062,677
Short-term notes payable	1,230,845	1,286,842
Due to related parties	44,583	-
Notes payable to related parties	950,000	950,000
Total current liabilities	$4,034,277	$3,299,519

Stockholders' equity (deficit):
Common stock	209,580	209,580
Additional paid-in capital	442,920	442,920
Accumulated deficit	(2,218,821)	(1,705,002)
Less: Treasury stock, at cost	(182,500)	(182,500)
Total stockholders' equity (deficit)	(1,748,821)	(1,235,002)
Total liabilities and stockholders' equity	$2,285,456	$2,064,517

See accompanying notes to combined financial statements

Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc.
Combined Statements of Operations Back to Table of Contents
Years ended December 31, 2004 and 2003

	2004	2003
Revenues	$4,681,316	$5,116,210
Costs and expenses:
Cost of sales	3,192,205	3,438,113
Selling, general and administrative	1,871,495	1,941,662
Total costs and expenses	5,063,700	5,379,775

Operating loss	(382,384)	(263,565)

Other income (expenses):
Interest expense	(129,870)	(145,044)
Other expenses	(1,565)	(5,192)
Total other income (expenses)	(131,435)	(150,236)

Net loss from operations before income taxes	(513,819)	(413,801)

Provision for income taxes	-	-

Net loss	$(513,819)	$(413,801)

See accompanying notes to combined financial statements

Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc.
Combined Statements of Stockholders' Equity Back to Table of Contents
For the years ended December 31, 2004 and 2003

			Additional			Total
	Common Stock		paid-in	Accumulated	Treasury	stockholders'
	shares	amount	capital	deficit	Stock	equity
Balance, December 31, 2002	206,180	$209,580	$442,920	$(1,291,201)	$(182,500)	$(821,201)
Net loss	-	-	-	(413,801)	-	(413,801)
Balance, December 31, 2003	206,180	209,580	442,920	(1,705,002)	(182,500)	(1,235,002)

Net loss	-	-	-	(513,819)	-	(513,819)
Balance, December 31, 2004	206,180	$209,580	$442,920	$(2,218,821)	$(182,500)	$(1,748,821)

See accompanying notes to combined financial statements

Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc.
Combined Statements of Cash Flows Back to Table of Contents
Years ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(513,819)	$(413,801)
Adjustments to reconcile net loss
to net cash provided by (used in) operating activities:
Depreciation and amortization	54,696	196,166
(Increase) decrease of operating assets:
Accounts receivable	(210,222)	323,680
Inventories	(43,682)	(12,100)
Prepaid expenses and other current assets	(13,196)	11,543
Other assets	(44,385)	(27,961)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	746,172	66,228
Net cash provided by (used in) operating activities	(24,436)	143,755

Cash flows from investing activities:
Capital expenditures for property and equipment	474	(13,896)
Accounts payable to related party	44,583	-
Net cash provided by (used in) investing activities	45,057	(13,896)

Cash flows from financing activities:
Net borrowings (repayments) under line of credit agreements	(56,945)	(97,053)
Dividends paid	-	-
Net cash used in financing activities	(56,945)	(97,053)

Net increase (decrease) in cash and cash equivalents	(36,324)	32,806
Cash at beginning of year	47,938	15,132
Cash at end of year	$11,614	$47,938

Supplemental schedule of cash flow information:
Interest paid	$129,870	$145,044

See accompanying notes to combined financial statements

Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc.
NOTES TO COMBINED FINANCIAL STATEMENTS Back to Table of Contents
December 31, 2004 and 2003

(1) Summary of Significant Accounting Policies

Nature of Business

Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc. (the "Companies") are incorporated in the state of Texas. Hammonds Technical Services, Inc. is a manufacturer of fuel injectors and pumps for the aviation industry. Hammonds Fuel Additives, Inc. is a producer of fuel and water additives for the aviation and potable water industries. Sales are made to customers in both domestic and international markets.

Principles of Combination

The accompanying combined financial statements include the accounts of Hammonds Technical Services, Inc. and Hammonds Fuel Additives, Inc. All significant intercompany transactions and balances have been eliminated.

Receivables

Trade and other receivables are recorded in the combined balance sheets at their outstanding balances adjusted for an allowance for doubtful accounts. Receivable balances are charged off in the period in which they are deemed uncorrectable by management. Recoveries of receivables previously charged off are recorded as income when received. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer.

Inventory

The inventory of fuel injectors, pumps, and fuel and water additives are stated at the lower of cost, or market on a first-in, first-out basis.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-31 years) using the straight-line method. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

Statement of Financial Accounting Standards (SFAS) No. 142 eliminates the amortization of goodwill, and requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. The Company adopted SFAS No. 142 effective January 1, 2002. The company’s patents and trademarks, which have finite lives, are recorded at cost and amortized in accordance with the provisions of SFAS No. 142.

Impairment of Long-Lived Assets

Realization of long-lived assets, including goodwill, is periodically assessed by the management of the Company. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. In management's opinion, there was no impairment of such assets at December 31, 2004 and 2003.

Revenue Recognition

The Company recognizes revenue at the time of shipment of product to its customers or completion of services provided. The Company recognizes revenue for sale of real estate based on the full accrual method, thus all profit is recognized at the time of sale.

Federal and State Income Taxes

The Companies have elected to be treated as S corporations for federal income tax purposes. Accordingly, the earnings and losses of the Companies are included in the personal income tax returns of the stockholders, who are taxed depending on their personal tax strategies.

The State of Texas has adopted a franchise tax, which is calculated on both capital at year end and on income for the year. The taxes from the two calculations are compared and the greater is paid. If the tax calculated on income exceeds the tax calculated on capital, the tax on income is reported as a state income tax expense.

Advertising Costs

The cost of advertising is expensed as incurred.

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined balance sheets. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the combined balance sheets.

Concentration of Credit Risk

Trade accounts receivable subject the Company to the potential for credit risk with customers in the aviation, retail and distribution sectors. To reduce credit risk, the Company performs ongoing evaluations of its customer’s financial condition but generally does not require collateral.

New Standards Implemented

In May 2003, the FASB issued SFAS No. 150. "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity," which establishes standards for how an issuer classifies and measures certain financial statements with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 for public companies. Management believes the adoption of SFAS No. 150 will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, "Inventory Costs— an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "… under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the financial statements of the Company.

(2) Inventory

Inventory at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Finished goods	$115,732	$142,516
Work in process	97,104	74,399
Parts and materials	864,107	813,540
	1,076,943	1,030,455
Less: Obsolescence reserve	(250,963)	(248,157)
	$825,980	$782,298

(3) Property and Equipment

A summary of property and equipment and related accumulated depreciation is as follows:

	2004	2003
Office furniture and equipment	$299,673	$299,673
Machinery and equipment	1,065,305	1,064,831
Transportation equipment	171,483	171,483
Leasehold improvements	43,653	43,653
	1,580,114	1,579,640
Less: Accumulated depreciation and amortization	(1,124,515)	(1,091,605)
	$455,599	$488,035

(4) Intangible Assets

Intangible assets at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Patents, net of amortization of $58,593 and $43,763 for 2004 and 2003, respectively	$67,052	$81,882
Trademarks, net of amortization of $153,297 and $174,045 for 2004 and 2003, respectively	106,298	112,452
	$173,350	$194,334

(5) Short-term Notes Payable

Short-term notes payable at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Lines of credit, payable to a financial institution, interest payable at the 30-day Dealer Commercial Paper Rate (2.26% at December 31, 2004) plus 6.4% due June 30, 2004, guaranteed by one of the stockholder’s, secured by accounts receivable and inventory	$637,329	$625,712

Lines of credit, payable to a financial institution, interest payable at the 30-day Dealer Commercial Paper Rate (2.26% at December 31, 2004) plus 6.4% due June 30, 2004, guaranteed by one of the stockholder’s, secured by accounts receivable and inventory	476,401	538,966

Lines of credit, payable to a financial institution, interest payable monthly at the prime rate (5% at December 31, 2004) plus 3.25% due on demand, guaranteed by one of the stockholder’s, secured by all assets of Hammonds Technical Services, Inc.	90,000	90,000

Notes (4), payable to a vendor, bearing interest at 5% payable in monthly installments maturing in January 2005, secured by computer equipment.	27,115	32,164
	$1,230,845	$1,286,842

* Currently Hammonds is in default on the above lines of credit. Under the terms of the agreements, the financial institution may call the loans at any time. As of May 27, 2005, the financial institution has not waived its right to call the loans, and accordingly the entire amount of the loans, $1,113,730, has been included in current liabilities. If the financial institution enforces its right to call the loans, the impact on the Companies would not seriously impair their continued existence because of the stock purchase and exchange described in note 12 to the combined financial statements.

(6) Notes Payable to Related Parties

A summary of the notes payable to related parties as of December 31, 2004 and 2003 is as follows:

	2004	2003
Seven notes, due to stockholders, payable on demand, with interest accrued at the applicable federal rate. Such debt was extinguished as part of the stock purchase and exchange described in note 12 to the combined financial statements.	$950,000	$950,000

(7) Common Stock

A summary of the Companies common stock is as follows:

	2004	2003
Hammonds Technical Services, Inc.: Common stock, $1 par value, 100,000 shares authorized 8,580 issued, and 5,180 outstanding	$8,580	$8,580
Hammonds Fuel Additives, Inc.: Common stock, no par value, 500,000 shares authorized 201,000 shares issued and outstanding	201,000	201,000
	$209,580	$209,580

(8) Defined Contribution Plan

The Companies have a 401(k) savings plan whereby all participants may contribute up to 15% of their annual compensation, not to exceed the Internal Revenue Service limit. Contributions by the Companies are at the discretion of management.

(9) Commitments and Contingencies

Operating Leases

The Companies have two operating leases for office and warehouse space. The terms of these operating leases are on a month-to-month basis.

(10) Concentration of Credit Risk

Financial instruments that potentially subject the Companies to credit risk are primarily accounts receivable – trade. The Companies grant credit to customers throughout the United States. Generally, the Companies do not require collateral or other security to support customer receivables. As of December 31, 2004, one customer made up 38% of total accounts receivable – trade.

(11) Merger

On February 28, 2005, Hammond Fuels Additives, Inc. was merged into Hammonds Technical Services, Inc.

(12) Stock Purchase and Exchange Agreement

On April 28, 2005, certain stockholders (Sellers) of Hammonds Technical Services, Inc. (the "Company") sold their interest in the Company to American International Industries, Inc. (AIII) in exchange for 145,000 shares of AIII common stock. In accordance with this agreement, the Sellers have agreed to cancel and contribute to the capital of the Company certain promissory notes payable to the Sellers and related accrued interest totaling $1,116,206.

Unaudited Proforma Consolidated Financial Statements Back to Table of Contents

INTERNATIONAL AMERICAN TECHNOLOGIES, INC.
Unaudited Proforma Consolidated Balance Sheets Back to Table of Contents
April 30, 2005

	International	Hammonds
	American	Technical	Proforma	Proforma
	Technologies, Inc.	Services, Inc.	Adjustments	Consolidated
Assets
Current assets:
Cash	$305	$56,506	$-	$56,811
Accounts receivable, net	-	509,366	-	509,366
Inventories	-	808,838	-	808,838
Prepaid expenses and other current assets	25,000	29,661	-	54,661
Total current assets	25,305	1,404,371	-	1,429,676

Notes receivable	435,000	-	-	435,000
Property and equipment, net	-	826,765	-	826,765
Excess of cost over net assets of businesses acquired, net	-	3,845,815	-	3,845,815
Other intangible assets, net	-	173,749	-	173,749
Investments in consolidated subsidiary	1,848,300	-	(1,848,300)	-
Other assets	-	18,685	-	18,685
Total assets	$2,308,605	$6,269,385	$(1,848,300)	$6,729,690
Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$26,098	$1,452,585	$-	$1,478,683
Short-term notes payable	173,300	1,192,682	-	1,365,982
Due to parent company	1,296,887	-	-	1,296,887
Total current liabilities	1,496,285	2,645,267	$-	$4,141,552

Minority interest	-	-	1,775,818	1,775,818
Total liabilities	1,496,285	2,645,267	1,775,818	5,917,370

Stockholders' equity (deficit):
Preferred stock	-	-	-	-
Common stock	2,000	209,580	(209,580)	2,000
Additional paid-in capital	1,554,142	6,104,909	(6,104,909)	1,554,142
Accumulated deficit	(141,322)	(2,507,871)	2,507,871	(141,322)
	1,414,820	3,806,618	(3,806,618)	1,414,820
Less: Treasury stock	(602,500)	(182,500)	182,500	(602,500)
Total stockholders' equity	812,320	3,624,118	(3,624,118)	812,320
Total liabilities and stockholders' equity	$2,308,605	$6,269,385	$(1,848,300)	$6,729,690

See accompanying notes to unaudited proforma consolidated financial statements

INTERNATIONAL AMERICAN TECHNOLOGIES, INC.
Unaudited Proforma Consolidated Statement of Operations Back to Table of Contents
Four months ended April 30, 2005

	International	Hammonds
	American	Technical	Proforma	Proforma
	Technologies, Inc.	Services, Inc.	Adjustments	Consolidated
Revenues	$-	$1,560,439	$-	$1,560,439
Costs and expenses:
Cost of sales	-	1,133,218	-	1,133,218
Selling, general and administrative	27,387	671,989	-	699,376
Total costs and expenses	27,387	1,805,207	-	1,832,594

Operating loss	(27,387)	(244,768)	-	(272,155)

Other income (expenses):
Interest income	7,580	-	-	7,580
Total other income	7,580	-	-	7,580

Net loss before income taxes	(19,807)	(244,768)	-	(264,575)

Provision for income taxes	-	-	-	-

Net loss from operations	$(19,807)	$(244,768)	$-	$(264,575)

See accompanying notes to unaudited proforma consolidated financial statements

INTERNATIONAL AMERICAN TECHNOLOGIES, INC.
Unaudited Proforma Consolidated Statement of Operation Back to Table of Contents
Year ended December 31, 2004

	International	Hammonds
	American	Technical	Proforma	Proforma
	Technologies, Inc.	Services, Inc.	Adjustments	Consolidated
Revenues	$-	$4,681,316	$-	$4,681,316
Costs and expenses:
Cost of sales	-	3,192,205	-	3,192,205
Selling, general and administrative	30,968	1,873,060	-	1,904,028
Total costs and expenses	30,968	5,065,265	-	5,096,233

Operating loss	(30,968)	(383,949)	-	(414,917)

Other income (expenses):
Interest income	23,975	-	-	23,975
Interest expense	-	(129,870)	-	(129,870)
Total other income (expenses)	23,975	(129,870)	-	(105,895)

Net loss before income taxes	(6,993)	(513,819)	-	(520,812)

Provision for income taxes	-	-	-	-

Net loss from operations	$(6,993)	$(513,819)	$-	$(520,812)

See accompanying notes to unaudited proforma consolidated financial statements

Notes to Unaudited Proforma Consolidated Financial Statements Back to Table of Contents

(1) Basis of Presentation

The unaudited Proforma Consolidated Statement of Operations for the four months ended April 30, 2005, includes the unaudited historical results of operations for International American Technologies, Inc. and Hammonds Technical Services, Inc. (Hammonds) for the four months ended April 30, 2005, adjusted for the proforma effects of the acquisition assuming the acquisition occurred on January 1, 2004.

The unaudited Proforma Consolidated Statement of Operations for the year ended December 31, 2004, included the audited historical results of operations of the Company and Hammonds, and adjusted for the proforma effects of the acquisition assuming the acquisition occurred on January 1, 2004.

The unaudited Proforma Balance Sheet at April 30, 2005, included the unaudited balance sheet of the Company and Hammonds as of April 30, 2005, assuming the acquisition occurred on April 30, 2005, adjusted for the proforma effects of the acquisition.

The capital accounts of the Company have been adjusted as of April 30, 2005 to report the effects of the acquisition, assuming the acquisition occurred on April 30, 2005.